Exhibit 21


                            Kendle International Inc.
                                 Subsidiary List


Subsidiary                                         Jurisdiction of Organization
----------                                         ----------------------------

Kendle U.K. Inc.                                               Ohio

Kendle GmbH                                                   Germany

Kendle Vermogensverwaltungs GmbH                              Germany

Kendle International B.V.                                 The Netherlands

U-Gene Clinical Research B.V.                             The Netherlands

U-Gene Research Biotechnology B.V.                        The Netherlands

Kendle International Holdings Limited                      United Kingdom

Kendle Branches Limited                                    United Kingdom

Kendle International Limited                               United Kingdom

Kendle U.K. Limited                                        United Kingdom

Kendle International SARL                                      France

Kendle R&D Pty Limited                                        Australia

Kendle R&D Unit Trust                                         Australia

ACER/EXCEL INC.                                              New Jersey

Health Care Communications Inc.                                 Ohio

Kendle Delaware Inc.                                          Delaware

AAC Consulting Group, Inc.                                    Maryland

Kendle Canada Inc.                                             Canada

CPR Acquisition LLC                                             Ohio

Kendle International Holdings Pty Limited                     Australia

Kendle Pty Limited                                            Australia

Kendle Unit Trust                                             Australia